List of Subsidiaries - Acuity Inc.	Exhibit 21

State or Other Jurisdiction of
Subsidiary or Affiliate	Incorporation or Organization
A to Z Manufacturing LLC	Arizona
AB Netherlands Holdings B.V.	Netherlands
ABL IP Holding LLC	Georgia
Acuity Aviation LLC	Georgia
Acuity Brands Insurance (Bermuda) Ltd.	Bermuda
Acuity Brands Lighting, Inc.	Delaware
Acuity Brands Lighting Canada, Inc.	Canada
Acuity Brands Lighting (Hong Kong) Limited	Hong Kong
Acuity Brands Lighting de Mexico, S. de R.L. de C.V.	Mexico
Acuity Brands Mexico Holdings II LLC	Delaware
Acuity Brands Netherlands B.V.	Netherlands
Acuity Brands Services, Inc.	Delaware
Acuity Intelligent Spaces Inc.	Delaware
Acuity Digital Ireland Limited	Dublin, Ireland
Acuity Intelligent Spaces UK Limited	United Kingdom
Acuity Intelligent Spaces US Inc.	Missouri
Acuity Mexico Holdings, LLC	Delaware
Acuity Trading (Shanghai) Co. Ltd.	People's Republic of China
Amerillum, LLC	California
Arizona (Tianjin) Electronics Products Trade Co., Ltd	People's Republic of China
Arizona Trading Company Limited	Hong Kong
Castlight de Mexico, S.A. de C.V.	Mexico
Distech Controls Inc.	British Columbia, Canada
Distech Controls Energy Services (Canada) Inc.	Quebec, Canada
Distech Controls Energy Services, Inc.	Texas
Distech Controls Facility Solutions Inc.	Ontario, Canada
Distech Controls SAS	France
eldoLAB Holding B.V.	Netherlands
eldoLED B.V.	Netherlands
EXY Poland sp. z o.o.	Poland
Holophane S.A. de C.V.	Mexico
Holophane Europe Ltd.	United Kingdom
Holophane Lighting Ltd.	United Kingdom
HSA Acquisition Company, LLC	Ohio
ID Limited	Isle of Man
KE2 Connect, LLC	Missouri
Luminaire LED, LLC	Delaware
Luxfab Ltd	United Kingdom
QSC, LLC	California
QSC APAC Private Limited	Singapore
QSC Asia, Limited	Hong Kong
QSC Capital, LLC	California
QSC EMEA GmbH	Germany
QSC India Private Limited	India
QSC MEA DMCC	United Arab Emirates
QSC Netherlands B.V.	Netherlands
QSC UK & Ireland Limited	United Kingdom
Q SYS Middle East Electronics Trading L.L.C.	United Arab Emirates
Rockpile Ventures, Inc.	Delaware
Seervision GmbH	Switzerland
Seervision Hellas Mon IKE	Greece
The Luminaires Group U.S.A., LLC	Delaware